UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 24, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Rigel Pharmaceuticals, Inc. (the “Company”) approved the following 2018 cash bonus targets for the Company’s named executive officers, which are target percentages based on each participant’s base salary:

Name	Title	2018 Bonus Target
Raul Rodriguez	President and Chief Executive Officer	18%
Dolly Vance	Executive Vice President, Corporate Affairs, General Counsel and Secretary	15%
Anne-Marie Duliege	Executive Vice President, Chief Medical Officer	15%
Eldon Mayer	Executive Vice President, Chief Commercial Officer	15%

The bonuses for each named executive will be based on approval of the New Drug Application for fostamatinib in patients with chronic immune thrombocytopenia.

On January 24, 2018, the Compensation Committee also adopted an Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits to certain employees of the Company serving as “Executive Officers” (as defined in 3b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and qualifying for treatment as an officer under Section 16 of the Securities Exchange Act of 1934, as amended) at the time of termination (the “Eligible Employees”), at the time he or she suffers an involuntary termination without Cause or a resignation with Good Reason (each as defined in the Executive Severance Plan) either before or more than 18 months after a Change of Control of the Company (as defined in the Executive Severance Plan), as described in more detail below.

In the event that an Eligible Employee suffers a Non-Change of Control Qualifying Termination (“Non-COC Qualifying Termination”), and provided that the Eligible Employee timely executes a general release of claims against the Company and allows it to become effective, the Eligible Employee will receive as severance the following benefits:

•                  Cash Severance Benefit — The Eligible Employee shall be entitled to receive continuing base salary payments for a certain period (the “Administration Term”) which will equal the amount which would be paid for the period (the “Severance Period”) as set forth below.

Title at Termination	Severance Period
Chief Executive Officer	18 months
Executive Vice President or Senior Vice President	12 months
Vice President	9 months

•                  Continued Group Health Plan Benefits — In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the for the Eligible Employee’s premiums for COBRA continuation coverage (including coverage for the Eligible Employee’s eligible dependents), for up to the Severance Period, or such earlier date as the Eligible Employee or his or her dependents cease to be eligible for such coverage.

•                  Vesting — The vesting and exercisability of all then-outstanding equity awards held by the Eligible Employee upon the last day of employment, will occur over the Administration Term in the amount which would have vested during the Severance Period, and, performance-based equity awards, will vest and become exercisable provided the performance goal is ultimately achieved within the applicable Period to Exercise (as defined below).

•                  Extended Period to Exercise Options — The Eligible Employee may exercise his or her then-outstanding stock options up until the earlier of the original end of the term of such option (generally 10 years from the date of grant) or the end of the periods listed below (the “Period to Exercise”).

Title at Termination	Period to Exercise
Chief Executive Officer	30 months
Executive Vice President or Senior Vice President	24 months
Vice President	21 months

The foregoing description is only a summary of the Executive Severance Plan and is qualified in its entirety by the Executive Severance Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending on March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary